Exhibit 99.1

For Immediate Release

Kura Sushi USA Announces Fiscal Second Quarter 2025 Financial Results

Irvine, CA. April 8, 2025 – Kura Sushi USA, Inc. (“Kura Sushi” or the “Company”) (NASDAQ: KRUS), a technology-enabled Japanese restaurant concept, today announced financial results for the fiscal second quarter ended February 28, 2025.

Fiscal Second Quarter 2025 Highlights

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Total sales were $64.9 million, compared to $57.3 million in the second quarter of 2024;
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Comparable restaurant sales decreased 5.3% for the second quarter of 2025 as compared to the second quarter of 2024;
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Operating loss was $4.6 million, compared to an operating loss of $1.7 million in the second quarter of 2024;
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Net loss was $3.8 million, or $(0.31) per diluted share, compared to net loss of $1.0 million, or $(0.09) per diluted share, in the second quarter of 2024;
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Adjusted net loss* was $1.7 million, or $(0.14) per diluted share, compared to an adjusted net loss of $1.0 million or $(0.09) per diluted share, in the second quarter of 2024;
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Restaurant-level operating profit* was $11.2 million, or 17.3% of sales;
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Adjusted EBITDA* was $2.7 million; and
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Three new restaurants opened during the fiscal second quarter of 2025.

*Adjusted net loss, Restaurant-level operating profit and Adjusted EBITDA are non-GAAP measures and are defined below under “Key Financial Definitions.” Please see the reconciliation of non-GAAP measures accompanying this release. See also “Non-GAAP Financial Measures” below.

Hajime Uba, President and Chief Executive Officer of Kura Sushi, stated, “We had a very productive second quarter, making headway on the new market opportunities represented by our success in Bakersfield, building out our IP pipeline, and beginning testing or rollout of several systems projects that have long been in development. New restaurant openings are going exceptionally smoothly, with 11 units opened to-date and another six under construction. While the inclement weather was an unexpected sales pressure, we’re pleased overall with the quarter due to the great progress we’ve made across our initiatives.”

Review of Fiscal Second Quarter 2025 Financial Results

Total sales were $64.9 million compared to $57.3 million in the second quarter of 2024. Comparable restaurant sales decreased 5.3% for the second quarter of 2025 as compared to the second quarter of 2024, primarily due to a reduction in traffic.

Food and beverage costs as a percentage of sales were 28.7% compared to 29.6% in the second quarter of 2024. The decrease is primarily due to increases in menu prices and supply chain initiatives, partially offset by food cost inflation.

Labor and related costs as a percentage of sales were 34.8% compared to 33.0% in the second quarter of 2024. The increase is primarily due to increases in wage rates.

Occupancy and related expenses were $5.1 million compared to $4.0 million in the second quarter of 2024. The increase is primarily due to fourteen new restaurants opening since the second quarter of 2024.

Other costs as a percentage of sales were 13.5% compared to 14.3% the second quarter of 2024. The decrease is primarily driven by lower marketing, recruiting and travel expenses.

General and administrative expenses were $11.0 million compared to $8.2 million in the second quarter of 2024. This increase was primarily due to the litigation settlement of $2.1 million, compensation-related costs of $0.5 million and $0.2 million in other net increases. As a percentage of sales, general and administrative expenses increased to 16.9%, as compared to 14.3% in the second quarter of 2024, primarily due to a $2.1 million litigation settlement expense, partially offset by sales leverage.

Operating loss was $4.6 million compared to an operating loss of $1.7 million in the second quarter of 2024.

Income tax expense was $38 thousand compared to income tax expense of $50 thousand in the second quarter of 2024.

Net loss was $3.8 million, or $(0.31) per diluted share, compared to net loss of $1.0 million, or $(0.09) per diluted share, in the second quarter of 2024.

Adjusted net loss* was $1.7 million, or $(0.14) per diluted share, compared to adjusted net loss* of $1.0 million or $(0.09) per diluted share, in the second quarter of 2024.

Restaurant-level operating profit* was $11.2 million, or 17.3% of sales, compared to $11.2 million, or 19.6% of sales, in the second quarter of 2024.

Adjusted EBITDA* was $2.7 million compared to $2.9 million in the second quarter of 2024.

Restaurant Development

During the fiscal second quarter of 2025, the Company opened three new restaurants in Berkeley, California; Fort Worth, Texas; and Paramus, New Jersey. Subsequent to February 28, 2025, the Company opened two new restaurants in Scottsdale, Arizona and Lynnwood, Washington.

Fiscal Year 2025 Outlook

For the full fiscal year of 2025, the Company reiterates the following annual guidance:

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Total sales between $275 million and $279 million;
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14 new restaurants, maintaining an annual unit growth rate above 20%, with average net capital expenditures per unit of approximately $2.5 million; and
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General and administrative expenses as a percentage of sales to be approximately 13.5%.

Conference Call

A conference call and webcast to discuss Kura Sushi’s financial results is scheduled for 5:00 p.m. EDT today. Hosting the conference call and webcast will be Hajime “Jimmy” Uba, President and Chief Executive Officer, Jeff Uttz, Chief Financial Officer, and Benjamin Porten, SVP Investor Relations & System Development.

Interested parties may listen to the conference call via telephone by dialing 201-689-8471. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13751704. The webcast will be available at www.kurasushi.com under the investor relations section and will be archived on the site shortly after the call has concluded.

About Kura Sushi USA, Inc.

Kura Sushi USA, Inc. is a leading technology-enabled Japanese restaurant concept with 75 locations across 20 states and Washington DC. The Company offers guests a distinctive dining experience built on authentic Japanese cuisine and an engaging revolving sushi service model. Kura Sushi USA, Inc. was established in 2008 as a subsidiary of Kura Sushi, Inc., a Japan-based revolving sushi chain with more than 650 restaurants internationally and 45 years of brand history. For more information, please visit www.kurasushi.com.

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Key Financial Definitions

Adjusted Net Income (Loss), a non-GAAP measure, is defined as net income (loss) before certain items, such as litigation expenses, that the Company believes are not indicative of its core operating results. Adjusted net income (loss) per diluted share represents adjusted net income (loss) divided by the number of diluted shares.

EBITDA, a non-GAAP measure, is defined as net income (loss) before interest, income taxes and depreciation and amortization expenses.

Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA plus stock-based compensation expense, non-cash lease expense and asset disposals, closure costs and restaurant impairments, as well as certain items, such as litigation expenses that the Company believes are not indicative of its core operating results. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.

Restaurant-level Operating Profit (Loss), a non-GAAP measure, is defined as operating income (loss) plus depreciation and amortization expenses; stock-based compensation expense; pre-opening costs and general and administrative expenses which are considered normal, recurring, cash operating expenses and are essential to supporting the development and operations of restaurants; non-cash lease expense; and asset disposals, closure costs and restaurant impairments; less corporate-level stock-based compensation expense recognized within general and administrative expenses. Restaurant-level operating profit (loss) margin is defined as restaurant-level operating profit (loss) divided by sales.

Comparable Restaurant Sales Performance refers to the change in year-over-year sales for the comparable restaurant base. The Company includes restaurants in the comparable restaurant base that have been in operation for at least 18 full calendar months prior to the start of the accounting period presented due to new restaurants experiencing a period of higher sales upon opening. For restaurants that were temporarily closed the comparative period was also adjusted. Performance in comparable restaurant sales represents the percent change in sales from the same period in the prior year for the comparable restaurant base.

Non-GAAP Financial Measures

To supplement the financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company presents certain financial measures, such as adjusted net income (loss), EBITDA, adjusted EBITDA, adjusted EBITDA margin, restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin (“non-GAAP measures”) that are not recognized under GAAP. These non-GAAP measures are intended as supplemental measures of its performance that are neither required by, nor presented in accordance with, GAAP. The Company is presenting these non-GAAP measures because the Company believes that they provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and operating results. These measures also may not provide a complete understanding of the operating results of the Company as a whole and such measures should be reviewed in conjunction with its GAAP financial results. Additionally, the Company presents restaurant-level operating profit (loss) because it excludes the impact of general and administrative expenses which are not incurred at the restaurant-level. The Company also uses restaurant-level operating profit (loss) to measure operating performance and returns from opening new restaurants.

The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin are financial measures which are not indicative of overall results for the Company, and restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin do not accrue directly to the benefit of stockholders because of corporate-level and certain other expenses excluded from such measures. In addition, you should be aware when evaluating these non-GAAP financial measures that in the future the Company may incur expenses similar to those excluded when calculating these measures. The Company’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. The Company’s computation of these non-GAAP financial measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate these non-GAAP financial measures in the same fashion. Because of these limitations, these non-GAAP financial measures should not be

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considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using these non-GAAP financial measures on a supplemental basis.

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Forward-Looking Statements

Except for historical information contained herein, the statements in this press release or otherwise made by the Company’s management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include but are not limited to: the Company’s ability to successfully maintain increases in our comparable restaurant sales; the Company’s ability to successfully execute our growth strategy and open new restaurants that are profitable; the Company’s ability to expand in existing and new markets; the Company’s projected growth in the number of its restaurants; macroeconomic conditions and other economic factors; the Company’s ability to compete with many other restaurants; the Company’s reliance on vendors, suppliers and distributors, including its majority stockholder Kura Sushi, Inc.; changes in food and supply costs, including the impact of inflation and tariffs; concerns regarding food safety and foodborne illness; changes in consumer preferences and the level of acceptance of the Company’s restaurant concept in new markets; minimum wage increases and mandated employee benefits that could cause a significant increase in labor costs, as well as the impact of labor availability; the failure of the Company’s automated equipment or information technology systems or the breach of its network security; the loss of key members of the Company’s management team; the impact of governmental laws and regulations; volatility in the price of the Company’s common stock; and other risks and uncertainties as described in the Company’s filings with the Securities and Exchange Commission (“SEC”). These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s other filings with the SEC. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

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Investor Relations Contact:

Jeff Priester or Steven Boediarto

(657) 333-4010

investor@kurausa.com

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Kura Sushi USA, Inc.

Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	February 28, 2025	February 29, 2024	February 28, 2025	February 29, 2024
Sales	$64,894	$57,291	$129,350	$108,766
Restaurant operating costs:
Food and beverage costs	18,630	16,935	37,297	32,300
Labor and related costs	22,593	18,924	43,828	35,334
Occupancy and related expenses	5,099	3,953	9,853	7,861
Depreciation and amortization expenses	3,286	2,694	6,377	5,170
Other costs	8,780	8,200	18,121	15,644
Total restaurant operating costs	58,388	50,706	115,476	96,309
General and administrative expenses	10,985	8,168	19,718	16,777
Depreciation and amortization expenses	110	107	219	211
Total operating expenses	69,483	58,981	135,413	113,297
Operating loss	(4,589)	(1,690)	(6,063)	(4,531)
Other expense (income):
Interest expense	13	12	26	20
Interest income	(859)	(754)	(1,424)	(1,594)
Loss before income taxes	(3,743)	(948)	(4,665)	(2,957)
Income tax expense	38	50	77	88
Net loss	$(3,781)	$(998)	$(4,742)	$(3,045)
Net loss income per Class A and Class B shares
Basic	$(0.31)	$(0.09)	$(0.40)	$(0.27)
Diluted	$(0.31)	$(0.09)	$(0.40)	$(0.27)
Weighted average Class A and Class B shares outstanding
Basic	12,073	11,179	11,737	11,162
Diluted	12,073	11,179	11,737	11,162

Other comprehensive income (loss):
Unrealized gain on short-term investments	$—	30	$—	33
Comprehensive loss	$(3,781)	$(968)	$(4,742)	$(3,012)

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Kura Sushi USA, Inc.

Selected Balance Sheet Data and Selected Operating Data

(in thousands, except restaurants and percentages; unaudited)

	February 28, 2025	August 31, 2024
Selected Balance Sheet Data:
Cash and cash equivalents	$85,171	$50,986
Total assets	$410,372	$328,522
Total liabilities	$185,327	$165,984
Total stockholders’ equity	$225,045	$162,538

	Three Months Ended		Six Months Ended
	February 28, 2025	February 29, 2024	February 28, 2025	February 29, 2024
Selected Operating Data:
Restaurants at the end of period	73	59	73	59
Comparable restaurant sales performance	(5.3)%	3.0%	(1.6)%	3.5%
EBITDA	$(1,193)	$1,111	$533	$850
Adjusted EBITDA	$2,674	$2,850	$6,246	$4,617
Adjusted EBITDA margin	4.1%	5.0%	4.8%	4.2%
Operating loss	$(4,589)	$(1,690)	$(6,063)	$(4,531)
Operating loss margin	(7.1)%	(2.9)%	(4.7)%	(4.2)%
Restaurant-level operating profit	$11,217	$11,209	$22,931	$21,270
Restaurant-level operating profit margin	17.3%	19.6%	17.7%	19.6%

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Kura Sushi USA, Inc.

Reconciliation of Net Loss and Net Loss Per Diluted Share to
Adjusted Net Loss and Adjusted Net Loss Per Diluted Share
(in thousands, except loss per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	February 28, 2025	February 29, 2024	February 28, 2025	February 29, 2024
Net loss	$(3,781)	$(998)	$(4,742)	$(3,045)
Litigation(3)	2,105	—	2,105	205
Adjusted net loss	$(1,676)	$(998)	$(2,637)	$(2,840)

Net loss per Class A and Class B diluted shares	$(0.31)	$(0.09)	$(0.40)	$(0.27)
Litigation(3)	0.17	—	0.18	0.02
Adjusted net loss per Class A and Class B diluted shares	$(0.14)	$(0.09)	$(0.22)	$(0.25)
Weighted average Class A and Class B shares outstanding
Diluted shares	12,073	11,179	11,737	11,162
Adjusted diluted shares	12,073	11,179	11,737	11,162

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Kura Sushi USA, Inc.

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

(in thousands; unaudited)

	Three Months Ended		Six Months Ended
	February 28, 2025	February 29, 2024	February 28, 2025	February 29, 2024
Net loss	$(3,781)	$(998)	$(4,742)	$(3,045)
Interest income, net	(846)	(742)	(1,398)	(1,574)
Income tax expense	38	50	77	88
Depreciation and amortization expenses	3,396	2,801	6,596	5,381
EBITDA	(1,193)	1,111	533	850
Stock-based compensation expense(1)	1,081	966	2,207	1,972
Non-cash lease expense(2)	681	773	1,401	1,590
Litigation(3)	2,105	—	2,105	205
Adjusted EBITDA	$2,674	$2,850	$6,246	$4,617

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Kura Sushi USA, Inc.

Reconciliation of Operating Loss to Restaurant-level Operating Profit

(in thousands; unaudited)

	Three Months Ended		Six Months Ended
	February 28, 2025	February 29, 2024	February 28, 2025	February 29, 2024
Operating loss	$(4,589)	$(1,690)	$(6,063)	$(4,531)
Depreciation and amortization expenses	3,396	2,801	6,596	5,381
Stock-based compensation expense(1)	1,081	966	2,207	1,972
Pre-opening costs(4)	545	1,001	901	1,750
Non-cash lease expense(2)	681	773	1,401	1,590
General and administrative expenses	10,985	8,168	19,718	16,777
Corporate-level stock-based compensation in general and administrative expenses	(882)	(810)	(1,829)	(1,669)
Restaurant-level operating profit	$11,217	$11,209	$22,931	$21,270

(1)
Stock-based compensation expense includes non-cash stock-based compensation, which is comprised of restaurant-level stock-based compensation included in labor and related costs and corporate-level stock-based compensation included in general and administrative expenses in the statements of operations and comprehensive loss.
(2)
Non-cash lease expense includes lease expense from the date of possession of restaurants that did not require cash outlay in the respective periods.
(3)
Litigation includes expenses related to legal claims or settlements.
(4)
Pre-opening costs consist of labor costs and travel expenses for new employees and trainers during the training period, recruitment fees, legal fees, cash-based lease expenses incurred between the date of possession and opening day of restaurants, and other related pre-opening costs.

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